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                                                                 EXHIBIT 23.4


JAAKKO POYRY
JAAKKO POYRY CONSULTING (UK) LTD                             27 February 1995





Medite Corporation
5430 Freeway, Suite 1700
Dallas, Texas 75240
U. S. A.


For the attention of; Mr Michael A Snetzer



Dear Sirs

         JAAKKO Poyry Consulting (UK) Ltd does hereby consent to the references to the information published by us and to our name, all of which appear under the caption 'Business' in the Registration Statement on Form S-1 to be filed by Medite Corporation with the Securities and Exchange Commission.

                                  Yours faithfully

                                  Jaakko Poyry Consulting (UK) Ltd





                                  /s/ CORMAC O'CARROLL
                                  Cormac O'Carroll
                                  Manager